                               AMENDMENT No. 2
                                    to the
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                      of
                         OPPENHEIMER REAL ASSET FUND

      This Amendment  Number 2 is made as of December 11, 2006, to take effect
January  1,  2007,  to the  Amended  and  Restated  Declaration  of  Trust  of
Oppenheimer  Real Asset Fund (the "Trust"),  dated as of October 30, 2000, and amended  June 25,  2002,  by the duly  authorized  individual  executing  this
Amendment on behalf of the Trustees of the Trust.

      WHEREAS,  the  Trustees  established  Oppenheimer  Real  Asset Fund as a trust  fund  under  the  laws of the  Commonwealth  of  Massachusetts  under a
Declaration  of Trust  dated July 22,  1996,  as amended  and  restated  as of
October 30, 2000 and amended June 25, 2002 (together  these  documents are the
"Declaration of Trust"); and

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH of the  Declaration  of  Trust  desire  to  make a  permitted  change  to said
Declaration  of Trust without  shareholder  approval to change the name of the
Trust from  "Oppenheimer Real Asset Fund" to "Oppenheimer  Commodity  Strategy
Total  Return Fund" and have  authorized  the  undersigned  officer to execute this amendment on their behalf.

      NOW, THEREFORE,  ARTICLE FIRST of the Declaration of Trust is amended by deleting the first two sentences of ARTICLE FIRST and replacing  them with the following:

            This Trust shall be known as Oppenheimer Commodity Strategy Total
            Return Fund.  The address of Oppenheimer Commodity Strategy Total
            Return Fund is 6803 South Tucson Way, Centennial, CO 80112.

Acting  pursuant to Section 12 of ARTICLE NINTH,  the  undersigned  signs this amendment by and on behalf of the Trustees.

                                                 /s/ Phillip Gillespie
                                                 ---------------------
                                                 Phillip Gillespie
                                                 Assistant Secretary